Exhibit 10(l)

                               Amendment No. 1 to
                              Consulting Agreement

This Agreement is made and entered into as of June 1, 1999 between Pro Tech Communications, Inc. with its principal place of business at 3311 Industrial 25th, Ft. Pierce, FL 34946 herein referred to as "Corporation", and Union Atlantic LC with its principal place of business at 701 Brickell Avenue, Suite 2000, Miami, Florida 33131 herein referred to as "Consultant".

                                    Recitals

1. Corporation is a developer, manufacturer and distributor of telephone headsets and other telephony related products, and in the pursuit of such business, Corporation desires consulting services.

2. Consultant agrees to perform services for Corporation under the terms and conditions set forth in this Agreement.

3. Consultant and Corporation desired to amend the Consulting Agreement by and between Corporation and Consultant dated March 15, 1999 ("Consulting Agreement").

     In consideration of the mutual promises set forth herein, it is agreed by and between Corporation and Consultant as follows that the Consulting Agreement shall be amended as follows:

1. The fourth paragraph of Section 5 shall be deleted in its entirety and replaced with the following paragraph:

"Consultant shall receive, in cash, at the closing of any Capital Transaction during the term of this Agreement (or at the closing of a Capital Transaction within twenty-four (24) months after the termination of this Agreement with a party contacted by Consultant during the term of this Agreement) a six percent (6%) fee. In the event the Capital Transaction is a merger or sale of control of Corporation or substantially all of its assets, such fee shall be reduced by any consulting fees paid to Consultant by Corporation pursuant to this Agreement prior to such Capital Transaction. Excluded from the definition of Capital Transaction shall be any transaction with First National Bank, Vero Beach, Florida. "


2. All other terms and conditions of the Consulting Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

CORPORATION
Pro Tech Communications, Inc.
By:   /s/ RICHARD HENNESSEY          6/2/99
      -------------------------      ------
      Authorized Representative       Date

CONSULTANT
Union Atlantic LC
By:   /s/LEONARD J. SOKOLOW           6/1/99
      ---------------------------     ------
      Leonard J. Sokolow, Partner      Date